EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of January 1, 1997 between OMI Corp., a Delaware corporation (the "Company") and JACK GOLDSTEIN (the "Employee").

                               W I T N E S S E T H

WHEREAS, the Employee has served as Chairman of the Board of Directors ("Chairman") and Chief Executive Officer ("CEO") of the Company until the date hereof, at which time the Employee ceased to be the CEO and remains as Chairman; and

WHEREAS, the Company desires to continue to employ the Employee; and

WHEREAS, the Employee is willing to continue to be employed by the Company, for the period and upon the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Company and the Employee hereby agree as follows:

     1. EMPLOYMENT

     The Company shall employ the Employee, and the Employee accepts employment by the Company, upon the terms and conditions herein, for the period commencing as of January 1, 1997, and ending on December 31, 2001, subject to termination as hereinafter provided (the period from January 1, 1997 through December 31, 2001, being herein referred to as the "Employment Period"). If, upon expiration of this Agreement, the Company desires to continue to employ the Employee and the Employee desires to continue in the employ of the Company, such employment shall be continued on terms and conditions which the Company and the Employee find mutually satisfactory and which are consistent with the employment policies of the Company. The Employment Agreement dated January 1, 1995, as amended and restated as of November 21, 1995 between the parties is hereby terminated with no further liability or obligation to either party.

     2. DUTIES

     (a) Throughout the Employment Period, the Employee shall have the title and perform the duties assigned and shall report as determined by the Board of Directors (the "Board") of the Company. The Employee shall at all times comply with Company policies as established by the Board.

     (b) During the Employment Period, the Employee shall devote such working hours to his duties hereunder as is necessary to perform the same except during vacation time, any periods of illness and authorized leaves of absence.

     (c) Throughout the Employment Period, the Employee shall faithfully and diligently perform his duties under this Agreement and shall use his best efforts to promote the interests of the Company.


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     3. COMPENSATION

     During the Employment Period, as full compensation to the Employee for his performance of the services hereunder and for his acceptance of the responsibilities described herein, the Company agrees to pay the Employee, and the Employee agrees to accept, the following salary and other benefits:

     (a) Salary

     The Company shall pay the Employee a salary (the "Base Salary") at the annual rate of $200,000, such rate to increase by $5,000 each January 1st. The Base Salary due the Employee hereunder shall be payable in installments for the same payment periods other employees are paid less any amounts required to be withheld by the Company from such Base Salary pursuant to the benefit plans of
Section 3(d) and applicable laws and regulations described under Section 10(e).

     (b) Bonus

     The Employee shall be eligible to receive bonuses (each a "Bonus") at the discretion, in the amount and at the times determined by the Board of Directors of the Company. The Employee shall have 100,000 units under the Company's existing Annual Executive Compensation Plan.

     (c) Intentionally Left Blank

     (d) Other Benefit Plans

     Subject to all eligibility requirements, and to the extent permitted by law, the Employee shall be entitled to participate in any and all employee welfare and benefit plans (including, but not limited to, retirement security, life insurance, medical, dental, disability, and savings plans) established by the Company from time to time for the general and overall benefit of employees of the Company.

     The Company agrees to cause medical insurance to be provided to the Employee with coverage substantially no less favorable than to other employees of the Company until he reaches age 65, which agreement shall survive termination of this Agreement.

     (e) Further Benefits

     The Employee shall be entitled to a minimum of four weeks per annum paid vacation.

     (f) Deferred Compensation

     Notwithstanding any other provision of the Agreement, the Employee shall have the right to request any lawful means (including, without limitation, any deferred compensation arrangement requested by the Employee) by which he wishes to receive any portion of his Base Salary, Bonus, or other payments, and the Company shall reasonably cooperate with the Employee to grant such request, provided that the granting of such request does not represent inequitable treatment as concerns other senior employees or Employees (in the Company's sole judgment), and does not impose additional costs on the Company other than insignificant administrative costs.

     4. REASONABLE EXPENSES

     The Company will reimburse the Employee for all reasonable business expenses, including travel and lodging, which are properly incurred by him in the performance of his duties hereunder, upon presentation of proper vouchers therefor and in accordance with written policies established from time to time by the Company for such reimbursements.

     5. EMPLOYEE COVENANTS

     The Employee acknowledges that as a result of the services to be rendered to the Company hereunder, the Employee will be brought into close contact with many confidential affairs of the Company, its subsidiaries and affiliates, not readily available to the public. The Employee further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the business of the Company is international in scope; that its services are marketed throughout the world; and that the Company competes with other organizations that are or could be located in nearly any part of the United States or elsewhere. In recognition of the foregoing:

     (a) Except with the consent of or as directed by the Company, or except if compelled by judicial or legal authorities, the Employee will keep confidential and not divulge to any other person, during the Employment Period or thereafter, any Confidential Information and Trade Secrets regarding the Company, its subsidiaries and affiliates, except for information which is or becomes publicly available other than as a result of disclosure by the Employee. For the purposes of this Agreement "Confidential Information and Trade Secrets" means information which is secret to the Company, its subsidiaries and affiliates. It may include, but is not limited to, information relating to new and future concepts and business of the Company, its subsidiaries and affiliates, in the form of memoranda, reports, computer software and data banks, customer lists, employee lists, books, records, financial statements, manuals, papers, contracts and strategic plans. As a guide, the Employee is to consider information originated, owned, controlled or possessed by the Company, its subsidiaries or affiliates which is not disclosed in printed publications stated to be available for distribution outside the Company, its subsidiaries and affiliates as being secret and confidential. In instances where doubt does or should reasonably be understood to exist in the Employee's mind as to whether information is secret and confidential to the Company, its subsidiaries and affiliates, the Employee agrees to request an opinion, in writing, from the Company.

     (b) All papers, books and records of every kind and description relating to the business and affairs of the Company, its subsidiaries and affiliates, whether or not prepared by the Employee, and all property owned by the Company, its subsidiaries and affiliates shall be the sole and exclusive property of the Company, and the Employee shall surrender them to the Company, at any time upon request, during or after the Employment Period.

     (c) During the Employment Period and during any Severance Period (as hereinafter defined), the Employee will not, without the prior written consent of the Company, compete, directly or indirectly, with the Company, its subsidiaries and affiliates or participate as a director, officer, employee, agent, representative, stockholder, or partner, or have any direct or indirect financial interest as a creditor, in any business which directly or indirectly competes with the Company its subsidiaries and affiliates; provided, however, that this paragraph (c) shall not restrict the Employee from holding up to 5% of the publicly traded securities of any entity.


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     (d) During the Employment Period and during any Severance Period (as hereinafter defined), the Employee shall not either for his or her own account or for any person, firm or company (i) solicit any customers of the Company, its subsidiaries and affiliates or (ii) solicit or endeavor to cause any employee of the Company, its subsidiaries and affiliates to leave his employment or induce or attempt to induce any such employee to breach any employment agreement with the Company, its subsidiaries and affiliates, or otherwise interfere with the employment of any employee by the Company, its subsidiaries and affiliates.

     (e) Without limiting any other provision of this Agreement, the Employee hereby agrees to be bound by and to comply with any obligations known to the Employee and imposed on the Company, its subsidiaries and affiliates, by law, rule, regulation, ordinance, order, decree, instrument, agreement, understanding or other restriction of any kind.

     (f) The Employee hereby agrees to provide reasonable cooperation to the Company, its subsidiaries and affiliates during the Employment Period and any Severance Period (as hereinafter defined) in any litigation between the Company, its subsidiaries and affiliates, and third parties.

     (g) The parties agree that the Company shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this
Section 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Section 5 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee.

     (i) although the restrictions contained in Sections 5(a), (b), (c) and (d) above are considered by the parties hereto to be fair and reasonable in the circumstances, it is recognized that restrictions of such nature may fail for technical reasons, and accordingly it is hereby agreed that if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Sections 5(a), (b), (c) and (d) shall be enforced to the maximum extent permitted by law, and the parties consent and agree that such scope or wording may be accordingly judicially modified in any proceeding brought to enforce such restrictions.

     (ii) Notwithstanding that the Employee's employment hereunder may expire or be terminated as provided in Section 1 or Section 6 hereof, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of the Employee contained in this Section 5.

     6. TERMINATION OF EMPLOYMENT PERIOD AND SEVERANCE

     (a) Termination by the Company without Cause. If for any reason other than the provisions of Section 6(d) hereof, the Company wishes to terminate the Employment Period and the Employee's employment hereunder, the Company shall give a written notice to the Employee of such termination stating that a severance period (the "Severance Period") will commence upon receipt of such notice by the Employee. The Severance Period, if commencing prior to December 15, 1998 shall be for a period ending on December 31, 1998 and if given thereafter shall be for the balance of the then current term of this Agreement or twelve months, whichever is greater. Upon receipt of such notice by the Employee, the Employment Period shall terminate (and the Employee shall have no further duties under Section 2 hereof). During the entire Severance

Period, the Employee shall continue to receive all salary, compensation, payments and benefits under Sections 3(a) and 3(d) of this Agreement (including, to the extent allowable under applicable law, the accrual of additional service credits or Company contributions under pension and thrift plans, and any benefits under the Company's long term disability and life insurance plans) available upon the date of the commencement of the Severance Period as if the Employment Period continued throughout the Severance Period. The Employee agrees that the payments described in this Section 6(a) shall be full and adequate compensation to the Employee for all damages the Employee may suffer as a result of the termination of his employment pursuant to this Section 6(a), and hereby waives and releases the Company from any and all obligations or liabilities to the Employee arising from or in connection with the Employee's employment with the Company or the termination and claims the Employee may have under federal, state or local statutes, regulations or ordinances or under any common law principles or breach of contract or the covenant of good faith and fair dealing, defamation, wrongful discharge, intentional infliction of emotional distress or promissory estoppel; provided, however, that any rights and benefits the Employee may have under the employee benefit plans and programs of the Company in which the Employee is a participant, shall be determined in accordance with the terms and provisions of such plans and programs.

     (b) Death. If the Employee dies during the Employment Period, the Severance Period or during the period when payments are being made pursuant to Section 6(c), the Employment Period shall automatically terminate and the obligations of the parties shall terminate effective the date of death.

     (c) Disability. If the Employee becomes Disabled (as hereinafter defined) during the Employment Period, the Company shall be entitled to terminate his or her employment and the Employment Period upon written notice to the Employee from the Company. In the event of such termination, the Employee shall be released from any duties hereunder, and the Severance Period described in
Section 6(a) hereof shall immediately commence. The duties, rights, benefits and other matters during the Severance Period shall be as set forth in Section 6(a), and the Employee (and his or her heirs, beneficiaries and estate) shall be entitled to all compensation, payments and benefits during the Severance Period without any offset or reduction except by such amounts, if any, as are paid to the Employee in lieu of compensation for services under any applicable insurance policies of the Company (or by the Company under any self insurance plan). For purposes of this Agreement, "Disabled" shall mean mental or physical impairment or incapacity rendering the Employee substantially unable to perform his duties under this Agreement for a period of longer than 180 days out of any 360-day period during the Employment Period. A determination of whether the Employee is Disabled shall be made by the Company in its sole discretion upon its own initiative or upon request of the Employee or a person acting on his behalf. If the Employee becomes Disabled during a Severance Period, he or she shall continue to receive the compensation, payments and benefits of this Agreement during the entire Severance Period without any offset or reduction, except by such amounts, if any, as are paid to the Employee in lieu of compensation for services under any applicable insurance policies of the Company (or by the Company under any self insurance plan).

     (d) Termination by the Company for Cause. The Company by written notice to the Employee, shall have the right to terminate the Employment Period in the event of any of the following (which shall constitute "Cause"):

     (i) The Employee's breach in respect of his or her duties under this Agreement, such breach continuing unremedied for thirty days after written notice thereof from the Company to the Employee specifying the acts constituting the breach and requesting that they be remedied; or

     (ii) Any misconduct, dishonesty, insubordination or other act by the Employee materially detrimental to the goodwill of the Company, or materially damaging to the Company's, its subsidiaries' and/or affiliates' relationships with their customers or employees, including without limitation, the Employee having been convicted of a felony during the Employment Period, provided such conviction has resulted or is likely to result in substantial detriment to the Company, its subsidiaries and/or affiliates.

     Any termination under this Section 6(d) shall be without damages or liability to the Company for compensation and other benefits which would have accrued to the Employee hereunder after termination, but all compensation, benefits and reimbursements accrued through the date of termination shall be paid to the Employee at the times normally paid by the Company. In this event, there shall be no Severance Period.

     (e) Voluntary Termination by the Employee. Except as provided in Section 6(g) in the event of voluntary termination of employment by the Employee, the terms of the last paragraph of Section 6(d) shall apply.

     (f) Termination Following a Change in Control.

     For purposes of this paragraph (f), the term "Change in Control" shall mean a Change in Control as defined in Section 3 of the OMI Corp. Separation Allowance Program, as amended from time (the "Program") to time. Should the Employee's employment hereunder be terminated by the Company without Cause (other than for reason of the Employee becoming Disabled) within two years of a Change in Control, the Company shall pay and the Employee shall receive in cash an amount equal to the remaining amounts payable hereunder to the end of the Employment Period (a) as Base Salary plus (b) the amount equal to the last bonus paid to the Employee pursuant to Section 3(b) multiplied by the number of whole years remaining in the Employment Period. The Employee shall also be eligible to receive any and all other benefits as provided in the Program (excepting the severance benefits of Paragraph 5(iii)B of the Program). For purposes other than with respect to Paragraph 5(iii)B of the Program, wherever a Measuring Period (as defined in the Program) is called for, the Measuring Period for the Employee shall be twenty four. Upon termination under this paragraph (f), the Employee shall no longer be bound by the provisions of Section 5 of this Agreement.

     In the event that any payment received or to be received by the Employee in connection with a Change in Control or the termination of the Employee's employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person (together with the payment pursuant to Section 6(f)(i), the "Total Payments")) would not be deductible by the Company (in whole or in part) as a result of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payment pursuant to Section 6(f)(i) shall be reduced until no portion or the Total Payments is not deductible as a result of Section 280G of the Code, or the payment pursuant to Section 6(f)(i) is reduced to zero. For purposes of this limitation (A) no portion of the Total Payments the receipt or enjoyment of which the Employee shall have effectively waived in writing prior to the date of payment of the payment pursuant to Section 6(f)(i) shall be taken into account,
(B) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Employee, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (C) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined or benefit included in the Total Payments shall be determined by the Company's independent auditors servicing the

Company immediately prior to the time of a Change in Control in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     (g) Notwithstanding anything herein to the contrary, either the Company or the Employee may give notice to the other anytime prior to December 15, 1998 that it elects to terminate this Agreement. Commencement of the Severance Period for any reason prior to December 15, 1998 shall also be construed as notice given pursuant hereto. If such notice is given, the Company will pay to the Employee between January 1, 1999 and January 10, 1999 the lump sum amount of $215,000 and this Agreement shall be deemed to have terminated upon the making of such payment except for those provisions which are stated to survive termination.

     7. ASSIGNMENT

     (a) By the Employee. This Agreement, any part thereof and any rights (including compensation) or obligation hereunder shall not be assigned, pledged, alienated, sold, attached, charged, encumbered or transferred in any way by the Employee and any attempt to do so shall be void except that (i) the Employee may designate any of his beneficiaries to receive (and such beneficiaries shall receive) any compensation, payments or other benefits payable hereunder upon his death, (ii) any assignment by will or by laws of descent and distribution or following the occurrence of the Employee's legal incompetence is permitted and
(iii) the Employee's executors, administrators or other legal representatives may assign any rights hereunder to the person or persons entitled thereto.

     (b) By the Company. Provided the substance of the Employee's duties set forth in Section 2 shall not change, and provided that the Employee's compensation as set forth in Section 3 shall not be adversely affected, the Company may assign or otherwise transfer this Agreement to any succeeding entity without limitation, which entity shall assume all rights and obligations hereunder.

     8. NOTICES

     All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, or sent by overnight mail, such as Federal Express, postage and registry fees prepaid, to the applicable party and addressed as follows:

     (a) if to the Company:

         President
         OMI Corp.
         90 Park Avenue
         New York, New York  10016

     (b) if to the Employee:

Addresses may be changed by notice in writing signed by the addressee.

     9. MISCELLANEOUS

     (a) If any provision or portion of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

     (b) No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy under or relating to this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (c) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     (d) (i) Any other agreement, rule or regulation to the contrary, notwithstanding, the parties hereby agree that any action or proceeding relating to this Agreement or its subject matter shall be brought in a state or federal court situated in the County of New York, State of New York and such court shall have exclusive jurisdiction thereof; provided, however, any court with jurisdiction over the parties may, at the election of Company, have jurisdiction over any action brought with regard to or any action brought to enforce any violation or claimed violation of Section 5. The parties each hereby specifically submit to the jurisdiction of such court and further agree that service of process may be made within or without the State of New York by giving notice in the manner provided in Section 9. Each party further agrees to waive and hereby waives any right to a trial by jury, and to any objection it or he may have in any such action, based on lack of personal jurisdiction or venue, or inconvenient forum.

     (ii) In any such action or proceeding, the prevailing party shall be entitled to recover from the other party reasonable costs, including attorney's fees and expenses. In any action or proceeding before a court or other tribunal relating to this Agreement with respect to which damages are an adequate remedy, the parties agree that no damages other than compensatory damages shall be sought or claimed by either party and each party waives any claim, right or entitlement to punitive, exemplary, or consequential damages, or any statutory damages, or any other damages of any kind or nature in excess of compensatory damages, and any court or arbitration tribunal is specifically divested of any power to award any damages in the nature of punitive, exemplary, or consequential damages, or any statutory damages, or any other damages of any kind or nature in excess of compensatory damages.

     (e) All payments required to be made by the Company hereunder to the Employee or his beneficiaries, including his estate, shall be subject to withholding and deductions as the Company may reasonably determine it should withhold or deduct pursuant to any applicable law or regulation. In lieu of withholding or deducting such amounts in whole or in part, the Company may, in its sole discretion, accept other provision for payment as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

     (f) This Agreement embodies the entire understanding, and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof. No change, alteration or modification hereof may be made except in writing signed by both parties hereto. The headings in this Agreement are for convenience of reference only and shall not be considered part of this Agreement or limit or otherwise affect the meaning hereof. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York (disregarding any choice of law rules which might look to the laws of any other jurisdiction).

     (g) The Employee acknowledges that the terms of this Agreement have been fully explained to him or her, that the Employee understands the nature and extent of the rights and obligations provided under this Agreement, and that the Employee has been given the opportunity to be represented by legal counsel in the negotiation and preparation of this Agreement.

     (h) Nothing herein contained shall be construed to prevent or limit any acquisition, consolidation or merger of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                                          By     /s/ JACK GOLDSTEIN
                                             ----------------------------
                                                  Jack Goldstein

                                          OMI CORP.

                                          By    /s/ FREDRIC S. LONDON
                                             ----------------------------
                                                  Fredric S. London